                                                                     EXHIBIT 5.1

June       , 1999

Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, California 95014

                           REGISTRATION ON FORM S-11

Dear Ladies and Gentlemen:

    We have acted as counsel to Mission West Properties, Inc., a Maryland corporation (the "Company"), in connection with its public offering of 6,750,000 shares of common stock, par value $0.001 per share (the "Common Stock") pursuant to a registration statement on Form S-11.

    In this regard, we have examined such documents, records and matters of law as we have considered relevant to this opinion. As to certain factual matters we deem relevant to this opinion, we have relied upon a certificate of officers of the Company and have not sought to independently verify the matters stated therein. As to matters of Maryland law, we have relied upon the opinion of Ballard, Spahr, Andrews & Ingersoll, LLP.

    Based upon the foregoing, it is our opinion that the 6,750,000 shares of Common Stock, as well as any additional shares issued upon exercise by the underwriters of their option to purchase shares to cover over-allotments, are duly authorized and, when issued to the underwriters for the consideration set forth in the registration statement, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders of such shares by reason of the ownership thereof.

    This opinion is rendered solely to you in connection with the registration of the shares of Common Stock under the registration statement on Form S-11.

    We consent to being named as counsel to the Company in the registration statement and to the inclusion of a copy of this opinion letter as an exhibit to the registration statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

                                      By:   /s/ Alan B. Kalin